Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Receives Investment Grade Issuer

and Long-Term Senior Debt Ratings of BBB from DBRS

Menlo Park, Calif., September 5, 2019 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” “TPVG,” “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in the technology, life sciences and other high growth industries, today announced that DBRS, Inc. (“DBRS”) has assigned a Long-Term Issuer Rating of BBB and a Long-Term Senior Debt rating of BBB to TPVG. The trend on the ratings is Stable.

“We are very pleased that DBRS has initiated coverage with a BBB investment grade credit rating,” said Jim Labe, chairman and chief executive officer of TPVG. “This rating acknowledges the strength of the TriplePoint franchise and our leadership in the venture lending industry.”

“We believe the investment grade rating further enhances our access to the capital markets and our funding flexibility, both of which will benefit our shareholders,” said Sajal Srivastava, President and Chief Investment Officer of TPVG. “Obtaining an investment grade rating is another significant milestone in the growth and evolution of the Company.”

The BBB rating from DBRS reflects, among other things, TPVG’s sound franchise strength, which benefits from access to TriplePoint Capital LLC’s (TPC) global venture lending platform, TPC’s strong reputation and market presence and the scale of the TPC platform, which provides certain advantages, including a greater capacity to source and finance deals through a borrower’s life cycle. The DBRS rating also reflects TPVG’s credit performance, asset coverage ratio, ability to cover dividends regularly through net investment earnings, portfolio composition and exposure to venture-capital-backed, venture growth stage companies, and constraints associated with TPVG’s election to be treated as a business development company.

ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.

The Company was formed to expand the venture growth stage business segment of TriplePoint Capital LLC, the leading global provider of financing across all stages of development to technology, life sciences and other high growth companies backed by a select group of venture capital firms. The Company’s investment objective is to maximize its total return to stockholders primarily in the form of current income and, to a lesser extent, capital appreciation by lending primarily with warrants to venture growth stage companies. The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. More information is available at http://www.tpvg.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

INVESTOR RELATIONS AND MEDIA CONTACT

Abernathy MacGregor Group

Alan Oshiki / Sheila Ennis

212-371-5999 / 415-745-3294

aho@abmac.com / sbe@abmac.com